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                                                                     Exhibit 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                          CHELSEA HOUSE PUBLISHERS, LLC

      This Certificate of Formation of Chelsea House Publishers, LLC (the "LLC"), dated as of November 12, 1999, is being duly executed and filed by Andrew M. Martin, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C Section 18-101, et seq.)

      FIRST. The name of the limited liability company formed hereby is Chelsea house Publishers, LLC.

      SECOND. The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                          /s/ Andrew M. Martin
                                          ------------------------------------
                                          Andrew M. Martin
                                          Authorized Person